Exhibit 3.1

DHT HOLDINGS, INC.

(the “Corporation”)

BYLAWS

Amended and restated February 21, 2013

ARTICLE I

OFFICES AND RECORD

Section 1.01.   Address; Registered Agent.  The registered address of the Corporation in the Republic of the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.  The name of the Corporation’s registered agent at such address is The Trust Company of the Marshall Islands, Inc.

Section 1.02.   Other Offices.  The Corporation may have such other offices, either within or without the Republic of the Marshall Islands, as the Board of Directors of the Corporation (the “Board”) may designate or as the business of the Corporation may from time to time require.

ARTICLE II

SHAREHOLDERS

Section 2.01.   Annual Meeting.  The annual meeting of shareholders of the Corporation shall be held on such day and at such time and place within or without the Republic of the Marshall Islands as the Board may determine for the purpose of electing directors and/or transacting such other business as may properly be brought before the meeting.  The Chairman of the Board or, in the Chairman’s absence, another person designated by the Board shall act as the Chairman of all annual meetings of shareholders.

Section 2.02.   Nature of Business at Annual Meetings of Shareholders.  (a)  No business may be transacted at an annual meeting of shareholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.02 of this Article II and has remained a shareholder of record through the record date for the determination of shareholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in Section 2.02(b) of this Article II.

(b)    In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.  To be timely, a shareholder’s notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the anniversary date of the immediately preceding annual general meeting.  In the event the annual general meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder must be given not later than ten days following the earlier of the date on which notice of the annual general meeting was mailed to shareholders or the date on which public disclosure of the date of the annual general meeting was made.

(c)    To be in proper written form, a shareholder’s notice to the Secretary of the Corporation must set forth, as to each matter such shareholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.  In addition, notwithstanding anything in this Section 2.02 of this Article II to the contrary, a shareholder intending to nominate one or more persons for election as a director at an annual meeting must comply with Article III of these Bylaws for such nomination or nominations to be properly brought before such meeting.

(d)    No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Article II; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Article II shall be deemed to preclude discussion by any shareholder of any such business.  If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 2.03.   Special Meeting.  Except as otherwise provided by applicable law, special meetings of the shareholders shall be called only in accordance with the provisions of the Articles of Incorporation of the Corporation.  Only such business as is specified in the notice of any special meeting of the shareholders shall come before such meeting.

Section 2.04.   Notice of Meetings.  Notice of every annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise provided by law, stating the date, time, place and purpose thereof, and in the case of special meetings, the name of the person or persons at whose direction the notice is being issued, shall be given personally or sent by mail, telegraph, cablegram, telex or teleprinter at least fifteen (15) but not more than sixty (60) days before such meeting, to each shareholder of record entitled to vote thereat and to each shareholder of record who, by reason of any action proposed at such meeting would be entitled to have his shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect.  If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the shareholder at his address as the same appears on the record of shareholders of the Corporation or at such address as to which the shareholder has given notice to the Secretary of the Corporation.  Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior to the conclusion thereof that he did not receive notice of such meeting.

Section 2.05.   Organization; Place of Meeting; Order of Business.  (a)  At every meeting of shareholders, the Chairman of the Board, or in such person’s absence, the Chief Executive Officer, or in the absence of both of them, any vice president, shall act as chairman of the meeting.  In the absence of the Chairman of the Board, the Chief Executive Officers or a vice president to act as Chairman, the Board, or if the Board fails to act, the shareholders may appoint any shareholder, director or officer of the Corporation to act as chairman of any meeting.

(b)    Either the Board or the Chairman of the Board may designate the place, if any, of meeting for any annual meeting or for any special meeting of the shareholders.  If no designation is so made, the place of meeting shall be the principal office of the Corporation.

(c)    The order of business at all meetings of shareholders, unless otherwise determined by a vote of the holders of a majority of the number of shares present in person or represented by proxy thereat, shall be determined by the chairman of the meeting.

Section 2.06.  Adjournments.  Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the meeting is adjourned for lack of quorum, notice of the new meeting shall be given to each shareholder of record entitled to vote at the meeting.  If after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice in Section 2.04 of this Article II.

Section 2.07.  Quorum.  At all meetings of shareholders, except as otherwise expressly provided by law, there must be present either in person or by proxy shareholders of record holding at least a majority of the shares issued and outstanding and entitled to vote at such meetings in order to constitute a quorum, but if less than a quorum is present, a majority of those shares present either in person or by proxy shall have power to adjourn any meeting until a quorum shall be present.

Section 2.08.   Voting.  If a quorum is present, and except as otherwise expressly provided by law, the Articles of Incorporation (including any Preferred Stock Designation) or applicable stock exchange rules, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders; provided, however, that directors shall be elected by a plurality of the votes cast by shareholders entitled to vote thereat.  At any meeting of shareholders, with respect to a matter for which a shareholder is entitled to vote, each such shareholder shall be entitled to one vote for each share it holds.  Each shareholder may exercise such voting right either in person or by proxy; provided, however, that no proxy shall be valid after the expiration of eleven months from the date such proxy was authorized unless otherwise provided in the proxy.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in the law of the Republic of the Marshall Islands to support an irrevocable power.  A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.  Any action required to be taken or which may be taken at any annual or special meeting of the shareholders of the Corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 2.09.   Fixing of Record Date.  The Board may fix a time not more than sixty (60) nor less than fifteen (15) days prior to the date of any meeting of shareholders as the time as of which shareholders entitled to notice of and to vote at such a meeting shall be determined, and all persons who were holders of record of voting shares at such time and no others shall be entitled to notice of and to vote at such meeting.  The Board may fix a time not exceeding sixty (60) days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment of any rights or the taking of any other action, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution, or allotment or for the purpose of such other action.

ARTICLE III

DIRECTORS

Section 3.01.   Powers; Number.  The business and affairs of the Corporation shall be managed by or under the direction of the Board, which, subject to the provisions of the Articles of Incorporation of the Corporation, shall consist of such number of directors as shall be fixed by a vote of not less than a majority of the entire Board or by the affirmative vote of holders of a majority of the outstanding capital stock from time to time.  Each director shall serve his respective term of office until his successor shall have been elected and qualified, except in the event of his death, resignation or removal.  No decrease in the number of directors shall shorten the term of any incumbent director.  The directors need not be residents of the Republic of the Marshall Islands or shareholders of the Corporation.  As used in these Bylaws, the phrase “entire Board” means the total number of directors that the Corporation would have if there were no vacancies or unfilled newly created directorships.

Section 3.02.   How Elected.  Except as otherwise provided by law or in Section 3.05 of this Article III, the directors of the Corporation (other than the first Board if named in the Articles of Incorporation or designated by the incorporators) shall be elected at the annual meeting of shareholders.  Each director shall be elected to serve until the third succeeding annual meeting of shareholders and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal or the earlier termination of his term of office.

Section 3.03.   Nomination of Directors.  (a)  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.  Nominations of persons for election to the Board may be made at any annual meeting of shareholders (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3.03 of this Article III and on the record date for the determination of shareholder entitled to vote at such meeting and (B) who complies with the notice procedures set forth in Section 3.03(b) of this Article III.

(b)    In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.  To be timely, a shareholder’s notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders.  In the event the annual general meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder must be given not later than ten days following the earlier of the date on which notice of the annual general meeting was mailed to shareholders or the date on which public disclosure of the date of the annual general meeting was made.  In the case of a special general meeting called for the purpose of electing directors, notice by the shareholder must be given not later than ten days following the earlier of the date on which notice of the special general meeting was mailed to shareholders or the date on which public disclosure of the date of the special general meeting was made.

(c)    To be in proper written form, a shareholder’s notice to the Secretary of the Corporation must set forth: (i) as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder applicable to issuers that are not foreign private issuers and (ii) as to the shareholder giving the notice (A) the name and record address of such shareholder, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder, (C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person and persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (D) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice and (E) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(d)    No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.03 of this Article III.  If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 3.04.   Removal.  Except as otherwise provided by applicable law, directors may only be removed by the shareholders in accordance with the provisions of the Articles of Incorporation of the Corporation.

Any or all of the directors may be removed for cause by the shareholders, provided notice is given to such director(s) of the shareholders meeting convened to remove him or her provided such removal is approved by the affirmative vote of a majority of the issued and outstanding shares of our capital stock entitled to vote for those directors.  The notice must contain a statement of the intention to remove such director(s) and must be served on him or her not less than fourteen days before such shareholders meeting.  Any such director is entitled to attend the meeting and be heard on the motion for his or her removal.  No director may be removed without cause by either the shareholders or the Board of Directors.

Section 3.05.   Vacancies.  Except as otherwise provided by applicable law, vacancies in the Board shall be filled as provided for in the Articles of Incorporation of the Corporation.

Section 3.06.   Regular Meetings.  Regular meetings of the Board shall be held in Jersey, the Channel Islands at such time as may be determined by resolution of the Board and no notice shall be required for any regular meeting.  Except as otherwise provided by law, any business may be transacted at any regular meeting.

Section 3.07.   Special Meetings.  Special meetings of the Board may, unless otherwise provided by law, be called from time to time by the Chairman of the Board or the Chief Executive Officer.  The Chief Executive Officer or the Chairman of the Board shall call a special meeting of the Board upon written request directed to either of them by any two directors stating the time, place and purpose of such special meeting.  Special meetings of the Board shall be held in Jersey, the Channel Islands on a date and at such time as may be designated in the notice thereof.

Section 3.08.   Notice of Special Meeting.  Notice of the date, time and place of each special meeting of the Board shall be given to each director at least forty-eight (48) hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four (24) hours prior to such meeting.  For the purpose of this Section 3.08, notice shall be deemed to be duly given to a director if given to him personally (including by telephone) or if such notice be delivered to such director by mail, telegraph, cablegram, telex or teleprinter to his last known address.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to these Bylaws.  Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice to him.

Section 3.09.   Quorum.  A whole number of directors equal to at least a majority of the directors at the time in office, present in person or by proxy or conference telephone, shall constitute a quorum for the transaction of business.  If at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 3.10.   Action By Consent of Board of Directors.  Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in accordance with applicable law; provided, however, that a majority of the members of the Board or such committee, as the case may be, shall not be physically located in the same country when executing any consent pursuant to this Section 3.10.

Section 3.11.   Meetings by Conference Telephone.  Members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting; provided, however, that a majority of the members of the Board or such committee, as the case may be, shall not be physically located in the same country when acting pursuant to this Section 3.11.

Section 3.12.   Records.  The Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the shareholders, appropriate stock books and registers and such books of records and accounts as may be necessary of the proper conduct of the business of the Corporation.  The books and records of the Corporation may be kept outside the Republic of the Marshall Islands at such place or places as may from time to time be designated by the Board or as the business of the Corporation may from time to time require.

Section 3.13.   Interested Directors.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, or, if the votes of the disinterested directors are insufficient to constitute an act of the Board as defined in Section 55 of the Marshall Islands Business Corporations Act, by unanimous vote of the disinterested directors, (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the shareholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 3.14.   Compensation of Directors and Members of Committees.  The Board may from time to time, in its discretion, fix the amounts which shall be payable to members of the Board and to members of any committee, for attendance at the meetings of the Board or of such committee and for services rendered to the Corporation.

ARTICLE IV

COMMITTEES

Section 4.01.   Committees.  The Board may, by resolution or resolutions passed by a majority of the entire Board, designate from among its members one or more committees; provided, however, that no committee shall have the power or authority to (i) fill a vacancy in the Board or in a committee thereof, (ii) amend or repeal any Bylaw or adopt any new Bylaw, (iii) amend or repeal any resolution of the entire Board, (iv) increase the number of directors on the Board or (v) remove any director.  The Board shall designate an Audit Committee, which shall at all times be comprised of at least two members that are considered “independent” under the rules of the stock exchange that the Corporation’s common stock is listed on.  Initially, the entire Board shall be the audit committee.  Members of any committee shall hold office for such period as may be prescribed by the vote of the entire Board, subject, however, to removal at any time by the vote of the Board.  Vacancies in membership of such committees shall be filled by vote of the Board.  Committees may adopt their own rules of procedure and may meet at stated times or on such notice as they may determine.  Each committee shall keep a record of its proceedings and report the same to the Board when required.

ARTICLE V

OFFICERS

Section 5.01.   Number and Designation.  The Board shall appoint a Chief Executive Officer, Chief Financial Officer and Secretary and such other officers as it may deem necessary.  Officers may be of any nationality and need not be residents of the Republic of the Marshall Islands; provided, however, that all major decisions of the officers shall be made in Jersey, the Channel Islands.  The officers shall be appointed by the Board at its first meeting following the appointment of directors, (except that the initial officers may be named by the Board at its first meeting following such Board’s appointment in the Articles of Incorporation or as designated by the incorporators) but in the event of the failure of the Board to so appoint any officer, such officer may be elected at any subsequent meeting of the Board.  The salaries of officers and any other compensation paid to them shall be fixed from time to time by the Board.  The Board may at any meeting appoint additional officers.  Each officer shall hold office until his successor shall have been duly appointed and qualified except in the event of the earlier termination of his term of office, through death, resignation, removal or otherwise.  Any officer may be removed by the Board at any time with or without cause.  Any vacancy in an office may be filled for the unexpired portion of the term of such office by the Board at any regular or special meeting.

Section 5.02.   Chief Executive Officer.  In the absence of the Chairman of the Board or an appointee of the Board, the Chief Executive Officer of the Corporation shall preside at all meetings of the Board and of the shareholders at which he or she shall be present.  The Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or as may be provided by law.

Section 5.03.   Chief Financial Officer.  The Chief Financial Officer shall have general supervision over the care and custody of the funds, securities, and other valuable effects of the Corporation and shall deposit the same or cause the same to be deposited in the name of the Corporation in such depositories as the Board may designate, shall disburse the funds of the Corporation as may be ordered by the Board, shall have supervision over the accounts of all receipts and disbursements of the Corporation, shall, whenever required by the Board, render or cause to be rendered financial statements of the Corporation, shall have the power and perform the duties usually incident to the office of Chief Financial Officer and shall have such powers and perform other duties as may be assigned to him by the Board or Chief Executive Officer.

Section 5.04.   Secretary.  The Secretary shall act as secretary of all meetings of the shareholders and of the Board at which he is present, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records and of the corporate seal of the Corporation, shall be empowered to affix the corporate seal to those documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized and when so affixed may attest the same, and shall exercise the powers and perform such other duties as may be assigned to him by the Board or the Chief Executive Officer.

Section 5.05.   Other Officers.  Officers other than those treated in Sections 5.02 through 5.04 of this Article V shall exercise such powers and perform such duties as may be assigned to them by the Board or the Chief Executive Officer.

Section 5.06.   Bond.  The Board shall have power to the extent permitted by law to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his duties in such form and with such surety as the Board may deem advisable.

ARTICLE VI

CERTIFICATES FOR SHARES

Section 6.01.   Form and Issuance.  (a)  Every holder of stock in the Corporation shall be entitled to have a certificate in form meeting the requirements of law and approved by the Board that certifies the number of shares owned by him or her in the Corporation.  Certificates shall be signed by (i) the Chief Executive Officer or the Chairman of the board and (ii) by the Secretary or any Assistant Secretary or the Chief Financial Officer or any Assistant Financial Officer.  These signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee.

(b)    For each class or series of stock that the Corporation shall be authorized to issue, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent each class or series of stock; provided, however, that, except as otherwise required by the Business Corporation Act of the Republic of the Marshall Islands, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder that so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 6.02.   Transfer.  The Board shall have power and authority to make such rules and regulations as they may deem expedient concerning the issuance, registration and transfer of certificates representing shares of the Corporation’s stock, and may appoint transfer agents and registrars thereof.

Section 6.03.   Loss of Stock Certificates.  The Board may direct a new certificate of stock to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 6.04.   Stock Certificates; Uncertificated Shares.  The interest of each stockholder of the Corporation may also be evidenced by uncertificated shares of stock, whether upon original issuance, re-issue, or subsequent transfer in such form as the appropriate officer of the Corporation may from time to time prescribe.  The Board shall by resolution designate the classes of the Corporation’s securities that may be represented by uncertificated shares.

ARTICLE VII

DIVIDENDS

Section 7.01.   Declaration and Form.  Dividends may be declared in conformity with law by, and at the discretion of, the Board at any regular or special meeting.  Dividends may be declared and paid in cash, stock or other property of the Corporation.

ARTICLE VIII

NEGOTIABLE INSTRUMENTS, CONTRACTS, ETC.

Section 8.01.   Signatures on Checks, Etc.  All checks, drafts, bills of exchange, notes or other instruments or orders for the payment of money or evidences of indebtedness shall be signed for or in the name of the Corporation by at least two officers, or an officer and Corporation employee, as the Board may from time to time designate by resolution.

Section 8.02.   Execution of Contracts.  The Chief Executive Officer, the Chief Financial Officer or any vice president, and any other officer or officers that the Board may designate shall have full authority in the name of and on behalf of the Corporation to enter into any contract or execute and deliver any instruments or notes, or other evidences of indebtedness unless such authority shall be limited by the Board to specific instances.

Section 8.03.   Bank Accounts.  All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by any two officers or agents of the Corporation to whom such power may from time to time be delegated by the Board.

ARTICLE IX

INDEMNIFICATION

Section 9.01.   Right to Indemnification.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party to or a witness in or is otherwise involved in any action, suit, claim, inquiry or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) and whether formal or informal (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other entity, including service with respect to employee benefit plans, against all claims, liabilities, damages, losses, costs and expenses, including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, by such Covered Person in connection with such Proceeding.  Notwithstanding the preceding sentence, except as otherwise provided in Section 9.03, the Corporation shall be required to indemnify or advance expenses to a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person (and not by way of defense) only if the commencement of such Proceeding (or part thereof) by the Covered Person (i) was authorized in the specific case by the Board, or (ii) was brought to establish or enforce a right to indemnification under these Bylaws, the Corporation’s Articles of Incorporation, any agreement, the Business Corporations Act of the Republic of the Marshall Islands or otherwise.

Section 9.02.   Prepayment of Expenses.  The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) actually and reasonably incurred by a Covered Person who was or is made or is threatened to be made a party to or a witness in or is otherwise involved in any Proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other entity, including service with respect to employee benefit plans in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article IX or otherwise.

Section 9.03.   Claims.  If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article IX is not paid in full within thirty days after a written claim therefor by the Covered Person has been presented to the Corporation, the Covered Person may file suit against the Corporation to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In addition, the Covered Person may file suit against the Corporation to establish a right to indemnification or advancement of expenses.  In any such action the Corporation shall have the burden of proving by clear and convincing evidence that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 9.04.   Nonexclusivity of Rights.  The rights conferred on any Covered Person by this Article IX shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

Section 9.05.   Other Sources.  The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced to the extent such Covered Person has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise payable by the Corporation.

Section 9.06.   Amendment or Repeal.  Any repeal or modification of the provisions of this Article IX shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 9.07.   Other Indemnification and Prepayment of Expenses.  This Article IX shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Section 9.08.   Insurance.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer against any liability asserted against such person and incurred by such person in such capacity whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of these Bylaws.

ARTICLE X

GENERAL PROVISIONS

Section 10.01.   Form.  The Seal of the Corporation, if any, shall be circular in form, with the name of the Corporation in the circumference and such other appropriate legend as the Board may from time to time determine.

Section 10.02.   Resignation and Removal of Officers and Directors.  Any director or officer of the Corporation may resign as such at any time by giving written notice to the Board or to the Chief Executive Officer or the Secretary of the Corporation, and any member of any committee may resign by giving notice either as aforesaid or to the committee of which he is a member or to the chairman thereof.  Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

Section 10.03.   Fiscal Year.  The fiscal year of the Corporation shall be such period of twelve consecutive months as the Board may by resolution designate.  Initially, the fiscal year of the Corporation shall end on December 31 of each year.

Section 10.04.   Amendments.  These Bylaws may be amended, added to, altered or repealed, or new Bylaws may be adopted, solely at any regular or special meeting of the Board by the affirmative vote of a majority of the entire Board.

Section 10.05.   Savings Clause.  These Bylaws are subject to the provisions of the Articles of Incorporation of the Corporation and applicable law.  If any provision of these Bylaws is inconsistent with the Business Corporations Act of the Republic of the Marshall Islands, such provision shall be invalid only to the extent of such conflict, and such conflict shall not affect the validity of any other provision of these Bylaws.